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EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the following Registration Statements of Transmeridian Exploration, Inc. and in the related Prospectuses of our report dated December 31, 2003, with respect to the consolidated financial statements of Transmeridian Exploration, Inc. included in this Annual Report on Form 10K for the year ended December 31, 2003.

Form	Description
S-8	Registration of 5,000,000 shares of common stock (No. 333-105610)
S-8	Registration of 2,500,000 shares of common stock (No. 333-105609)
/s/ JOHN A. BRADEN & COMPANY, P. C. Houston, Texas March 22, 2004

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CONSENT OF INDEPENDENT AUDITORS